Exhibit 99.1

Date:	March 14, 2007
Contact:	Gregory P. Sargen	Bob Thomson
	Vice President & CFO	Director, Investor Relations
Phone:	201-804-3055	201-804-3047
Email:	gregory.sargen@cambrex.com	bob.thomson@cambrex.com
Release:	Immediate
CAMBREX REPORTS FOURTH QUARTER AND FULL YEAR 2006 RESULTS
AND PROVIDES 2007 GUIDANCE
          East Rutherford, N.J., March 14 — Cambrex Corporation (NYSE: CBM) reports fourth quarter and full year 2006 results for the period ended December 31, 2006.
Highlights
-	Sold Bio Businesses to Lonza for $460 million in first quarter 2007; Bio Businesses results included within Continuing Operations

-	Sold Cork and Landen businesses to ICIG in fourth quarter 2006; Cork and Landen results included within Discontinued Operations

-	Cambrex now consists of Human Health business (excluding Cork and Landen) and Corporate infrastructure

-	Human Health (excluding Cork and Landen) sales increased 7.5% and operating profit increased 3.2% during fourth quarter 2006

-	Annualized cost of reduced Corporate infrastructure to reach $17.5 million by the end of the year
Strategic Alternatives and Basis of Reporting
          Pursuant to its evaluation of strategic alternatives during 2006, Cambrex sold its two businesses in Cork, Ireland and Landen, Belgium during the fourth quarter of 2006, both previously reported within its Human Health segment. Cambrex also divested its Bioproducts and Biopharma business segments (the “Bio Businesses”) on February 6, 2007. The results from the Cork and Landen businesses are included within Discontinued Operations for all periods presented in this release and the results of the Bio Businesses are included within Continuing Operations for all periods presented, as required by GAAP. Cambrex will begin to report the Bio Businesses as Discontinued Operations during the first quarter of 2007.
          As previously announced, the Company expects to use the proceeds from the sale of the Bio Businesses along with funds borrowed under a new credit facility, assuming such facility can be arranged with favorable terms, to pay a special dividend of $13.50 to $14.50 per share.
Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073
Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

          Consistent with prior earnings releases, Adjusted (non-GAAP) results are used throughout this press release and the accompanying tables to better reflect the underlying results of operations for the periods presented. A reconciliation of GAAP results to Adjusted (non-GAAP) results can be found in the unaudited financial tables included in this press release.
Human Health and Corporate Segments
          The Human Health business, which now excludes Cork and Landen, provides products and services to accelerate the development and commercialization of branded and generic small molecule therapeutics, and is comprised of four world-class manufacturing and research facilities (Charles City, Iowa; Karlskoga, Sweden; Milan, Italy, and the Center of Technical Excellence in North Brunswick, New Jersey).
Fourth Quarter 2006
          Sales in the Human Health segment increased 7.5% in the fourth quarter 2006 to $66.0 million versus $61.4 million last year. After a favorable currency impact of 4.8%, the improvement was due primarily to increased demand for branded active pharmaceutical ingredients (APIs) partially offset by decreased sales of certain generic APIs.
          Fourth quarter 2006 Human Health Adjusted gross margin decreased to 33.4% from 35.3% in the fourth quarter 2005, primarily due to pricing pressures on certain APIs and increased production costs. Foreign currency unfavorably impacted Adjusted gross margin by 0.7 of a percentage point in the fourth quarter 2006. Fourth quarter 2006 Human Health operating profit increased to $12.9 million versus Adjusted operating profit of $12.6 million in the fourth quarter 2005 due to higher sales offset by a lower gross margin percentage versus the same period last year. Operating expenses were flat versus prior year. Foreign exchange had a negligible impact on Human Health Adjusted operating profit during the fourth quarter 2006.
          Corporate operating expenses during the fourth quarter 2006 were $12.8 million, compared to $9.2 million during the fourth quarter 2005. Adjusted operating expenses for Corporate for the fourth quarter 2006 were $8.3 million versus $5.5 million in the fourth quarter of 2005. The increase primarily reflects increased legal, bonus, and audit expenses.
Full Year 2006
          Sales in the Human Health segment increased 5.9% to $236.7 million during 2006 from $223.6 million in 2005 due to an increase in the number of custom development projects and greater demand for generic APIs partially offset by decreased sales of certain branded APIs. Foreign currency favorably
Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073
Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

impacted sales growth by 0.5 of a percentage point during 2006. Human Health Adjusted gross margin during 2006 decreased to 35.4% compared to 38.6% in 2005, reflecting increased production costs and pricing pressures on certain products. Foreign currency unfavorably impacted Adjusted gross margin by 1.1 percentage points during 2006. Human Health operating profit for 2006 was $49.2 million, or 20.8% of sales, versus an Adjusted operating profit of $51.0 million, or 22.8% of sales, in 2005 due to lower gross margins described above offset by reductions in operating expenses. Foreign currency unfavorably impacted Adjusted Human Health operating margin as a percentage of sales by 1.1 percentage points in 2006.
          Corporate operating expenses for 2006 were $37.4 million, compared to $25.9 million during the 2005. Adjusted Corporate operating expenses during 2006 were $28.8 million, compared to $22.7 million during the previous year. The increase is primarily due to an increase in legal fees, bonus expense, and audit fees, as well as benefits related to stock appreciation rights in 2005 that did not recur in 2006.
          James A. Mack, Chairman, President, and CEO of Cambrex commented: “We achieved growth in our Human Health segment during 2006 despite the demands of the strategic alternatives process. We are confident that prevailing market forces will lead to more outsourcing of custom development and commercial manufacturing for branded APIs as well as greater demand for generic APIs. In 2007 we will focus on continued cost reductions, the implementation of strategic capital investments to increase capacity at each of our manufacturing facilities, strengthening and building upon our proprietary taste masking and other technologies, and restructuring the corporate cost center.”
Bioproducts and Biopharma Segments
          As previously announced, Cambrex completed the sale of the Bio Businesses to Lonza AG during February 2007. As a result, Cambrex will begin to report the Bio Businesses as Discontinued Operations during the first quarter of 2007.
Bioproducts
          The Bioproducts segment includes products and services for research and therapeutic applications. Bioproducts sales in the fourth quarter 2006 increased 15.4% to $41.4 million, including a 3.7% favorable impact from foreign currency, reflecting growth in most product categories. Fourth quarter 2006 gross margin was nearly flat at 50.4% versus Adjusted gross margin of 50.6% in the fourth quarter 2005. Foreign currency favorably impacted Bioproducts gross margin by 0.7 of a percentage point in the fourth quarter 2006. Bioproducts Adjusted operating profit margin during the fourth quarter of 2006 was 14.6% of sales versus 15.4% during the fourth quarter of 2005 due to increased operating expenses. Foreign currency favorably impacted Bioproducts operating profit margin by 0.6 of a percentage point in the fourth quarter 2006.
Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073
Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

          Full year 2006 Bioproducts sales increased 9.1% to $163.1 million, including a 0.4% favorable impact from foreign currency, versus $149.5 million in 2005. Gross margin for 2006 decreased to 51.7% versus an Adjusted gross margin of 52.6% in the full year 2005 due to higher production costs. Foreign currency favorably impacted Bioproducts gross margin by 0.8 of a percentage point in 2006. Bioproducts Adjusted operating profit margin during 2006 was nearly flat at 17.8% versus 17.9% in 2005. Foreign currency favorably impacted Bioproducts operating profit margin by 0.7 of a percentage point in 2006.
Biopharma
          The Biopharma segment consists of the Company’s contract biopharmaceutical process development and manufacturing business. Sales in the fourth quarter 2006 increased 22.2% to $17.0 million versus $14.0 million in the fourth quarter 2005. Fourth quarter 2006 Biopharma gross margin improved to 23.6% versus an Adjusted gross margin of 8.2% in the fourth quarter 2005. Fourth quarter 2006 Biopharma operating profit was $1.7 million versus an Adjusted operating loss of $2.1 million in the fourth quarter 2005. The improved gross margin and operating profit results were a result of higher suite and process development fees. Foreign currency had no impact on Biopharma sales, gross margin or operating profit margin.
          Full year 2006 Biopharma sales were $52.5 million versus $41.7 million in 2005, a 25.9% increase. Biopharma gross margin during 2006 improved to 6.2% compared to an Adjusted gross margin of -7.6% in the previous year. Biopharma operating loss during 2006 was $6.1 million versus an Adjusted operating loss of $14.1 million in 2005.
Consolidated Results
Fourth Quarter 2006
          On a GAAP basis, Cambrex reported income from continuing operations of $0.6 million, or $0.02 per diluted share, compared to a loss of $97.6 million, or $3.66 per diluted share, in the fourth quarter 2005. Excluding certain items included in the attached GAAP to Adjusted (non-GAAP) reconciliation tables, Adjusted fourth quarter 2006 net income was $6.7 million, or $0.25 per diluted share. On a comparable basis, Adjusted fourth quarter 2005 net income was $5.4 million, or $0.20 per diluted share.
          Sales increased 11.9% to $124.4 million in the fourth quarter 2006, including a 3.9% favorable impact from foreign currency, from $111.2 million in the fourth quarter 2005, reflecting improved sales performance across all business segments. Gross margins for the fourth quarter 2006 increased to 37.7% from 36.5% in the fourth quarter 2005 primarily due to improved sales in the Biopharma segment partially offset by higher production costs within Bioproducts and declines in Human Health gross margins
Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073
Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

described earlier in this release. Foreign currency unfavorably impacted consolidated gross margin by 0.1 percentage point in the fourth quarter 2006.
          During the fourth quarter 2006, Adjusted operating profit was $12.4 million versus $10.4 million during the same period in 2005. This is due to increased profitability within all operating segments of the business offset by an increase in corporate expenses explained earlier in this release.
Full Year 2006 Consolidated Results
          On a GAAP basis, the Company reported a loss from continuing operations of $1.2 million, or $0.05 loss per diluted share, compared to a loss of $83.2 million, or $3.15 per diluted share, in 2005. Excluding certain items included in the attached GAAP to Adjusted (non-GAAP) reconciliation tables, 2006 net income was $17.6 million, or $0.65 per diluted share. Excluding certain items included in the attached GAAP to Adjusted (non-GAAP) reconciliation tables, net income was $17.7 million, or $0.67 per diluted share in 2005.
          Sales increased 9.0% to $452.3 million in 2006, including a 0.4% favorable impact from foreign currency, from $414.8 million in 2005, reflecting improved sales performance across all business segments. Gross margins during 2006 decreased to 37.9% from an Adjusted gross margin of 39.0% in the previous year primarily due to improved sales in the Biopharma segment partially offset by higher production costs within Bioproducts and reductions in Human Health gross margins described earlier in this release. Foreign currency unfavorably impacted consolidated gross margin by 0.3 of a percentage point in 2006.
          During 2006, Adjusted operating profit was $43.2 million, versus $40.9 million in 2005 reflecting increased profits in Bioproducts and an improvement in Biopharma, offset by a decrease in Human Health operating profit and higher corporate expenses, both described earlier in this release.
Fourth Quarter and Full Year 2006 Consolidated Interest and Tax Expenses
          Net interest expense in the fourth quarter 2006 was $2.3 million, which was flat compared to the same period last year. For the full year 2006, Adjusted net interest expense decreased to $8.6 million from $9.8 million during 2005 reflecting lower average debt offset by higher interest rates.
          The Adjusted tax rate in the fourth quarter 2006 was 34.6% compared to 33.3% in the fourth quarter of 2005. The Adjusted full year tax rate in 2006 was 49.2% compared to 42.9% in 2005. The difference in the Adjusted tax rate is due to geographic shifts in income between the periods. Since the Company is currently not recording any tax benefit for U.S. and certain European losses, the consolidated effective tax rate has been and is expected to be highly volatile.
Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073
Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

Fourth Quarter and Full Year 2006 Capital Expenditures, Depreciation, and Amortization
          For the combined Human Health and Corporate cost centers, capital expenditures and depreciation were $13.3 million and $4.4 million, respectively, during the fourth quarter 2006 compared to $5.4 million of capital expenditures and $4.6 million of depreciation in the fourth quarter of 2005. Full year 2006 combined Human Health and Corporate cost center capital expenditures and depreciation were $29.0 million and $19.0 million, respectively, compared to $19.3 million of capital expenditures and $19.9 million of depreciation during 2005. The combined Human Health and Corporate cost centers had negligible amortization expenses during the past two years.
          For the entire Company, consolidated capital expenditures, depreciation, and amortization for the fourth quarter 2006 were $17.0 million, $7.0 million, and $0.5 million compared to $11.6 million, $7.6 million, and $0.5 million in the fourth quarter 2005, respectively. For the full year 2006, capital expenditures, depreciation, and amortization were $42.6 million, $29.3 million, and $2.2 million, respectively, compared to $37.2 million, $30.8 million, and $2.2 million in 2005.
Guidance
          Sales growth during 2007 within the Human Health segment is expected to be within the range of 5% to 10% and operating profit is expected to be in the range of $50 to $55 million. The Company expects to restructure the corporate office during 2007 and achieve an annualized run rate of $17.5 million in operating expenses by the end of 2007. Significant charges will be incurred during 2007 related to change in control, retention, and severance arrangements pursuant to the strategic alternatives process that resulted in the sale of the Bio Businesses and our Cork, Ireland and Landen, Belgium businesses. The Company expects to provide an update on its corporate restructuring later in the year.
          For 2007, capital expenditures and depreciation for continuing operations are currently expected to be approximately $30 to $33 million and $21 to $23 million, respectively.
          Full year and quarterly effective tax rates will continue to be highly sensitive to the geographic mix of income or losses.
          The financial information contained in this press release is unaudited, subject to revision and should not be considered final until the 2006 Form 10-K is filed with the US Securities and Exchange Commission.
Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073
Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

Conference Call and Webcast
          The Conference Call to discuss fourth quarter and full year 2006 earnings will begin at 8:30 a.m. Eastern Time on Thursday, March 15, 2007 and last approximately 45 minutes. Those wishing to participate should call 1-888-634-4003 for Domestic, and 1-706-634-6653 for International. Please use pass code 9914932 and call approximately 10 minutes before the start time. The Conference Call will also be webcast in the Investor Relations section of the Cambrex website located at http://www.cambrex.com. The webcast will be available for approximately thirty (30) days following the call.
          A replay of the Conference Call will be available approximately two hours after the completion of the call through the end of business day, Thursday, March 22, 2007 by calling 1-800-642-1687 for Domestic, and 1-706-645-9291 for International. Please use pass code 9914932 to access the replay.
Forward Looking Statements
          This news release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and Rule 3b-6 under the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding expected performance, especially expectations with respect to sales, research and development expenditures, earnings per share, capital expenditures, acquisitions, divestitures, collaborations, or other expansion opportunities. These statements may be identified by the fact that words such as “expects”, “anticipates”, “intends”, “estimates”, “believes” or similar expressions are used in connection with any discussion of future financial and/or operating performance. Any forward-looking statements are qualified in their entirety by reference to the risk factors discussed in the Company’s periodic reports filed with the SEC. Any forward-looking statements contained herein are based on current plans and expectations and involve risks and uncertainties that could cause actual outcomes and results to differ materially from current expectations including, but not limited to, global economic trends, pharmaceutical outsourcing trends, competitive pricing or product developments, government legislation and/or regulations (particularly environmental issues), tax rate, interest rate, technology, manufacturing and legal issues, changes in foreign exchange rates, performance of minority investments, uncollectible receivables, loss on disposition of assets, cancellation or delays in renewal of contracts, lack of suitable raw materials or packaging materials, the Company’s ability to receive regulatory approvals for its products, the outcome of the evaluation of strategic alternatives, the availability of financing on favorable terms in order to fund the portion of the special dividend that is not being funded from proceeds of the sale and whether the Company’s estimates set forth in the definitive proxy statement filed January 4, 2007 with respect to its earnings and profits utilized to calculate taxes on the Bio Businesses divestiture in 2007 will be correct. Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or
Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073
Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

otherwise. New factors emerge from time to time and it is not possible for us to predict which new factors will arise. In addition, we cannot assess the impact of each factor on the Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
          For further details and a discussion of these and other risks and uncertainties, investors and security holders are cautioned to review the definitive proxy statement, the Cambrex 2005 Annual Report on Form 10-K, including the Forward-Looking Statement section therein, and other filings with the SEC, including the Current Reports on Form 8-K.
About Cambrex
          Cambrex provides products and services to accelerate the development and commercialization of branded and generic small molecule therapeutics. The Company currently employs approximately 850 worldwide. For more information, please visit www.cambrex.com.
Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073
Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

CAMBREX CORPORATION
Adjusted Statement of Profit and Loss — Non-GAAP*
For the Quarters Ended December 31, 2006 and 2005
(in thousands)

	2006		2005
		% of		% of
	Amount	Sales	Amount	Sales
Gross Sales	$124,435	100.0%	$111,193	100.0%
Commissions and Allowances	694	0.6%	(467)	-0.4%

Net Sales	123,741	99.4%	111,660	100.4%

Other Revenues	1,740	1.4%	685	0.6%

Net Revenue	125,481	100.8%	112,345	101.0%

Cost of Sales	78,548	63.1%	71,362	64.1%

Gross Profit	46,933	37.7%	40,983	36.9%

Operating Expenses
Sales and Marketing Expense	8,943	7.2%	8,627	7.8%
Research and Development Expense	5,158	4.1%	5,485	4.9%
Administrative Expense	19,922	16.0%	15,944	14.3%
Amortization	504	0.4%	519	0.5%

Total Operating Expenses	34,527	27.7%	30,575	27.5%

Operating Profit	12,406	10.0%	10,408	9.4%

Other Expenses
Interest — Other	2,330	1.9%	2,270	2.0%
Other Income, net	(134)	-0.1%	(31)	0.0%

Total Other Expenses	2,196	1.8%	2,239	2.0%

Income Before Taxes	10,210	8.2%	8,169	7.4%

Income Tax Provision	3,531	2.8%	2,720	2.5%

Net Income	$6,679	5.4%	$5,449	4.9%

Basic Earnings per Share
Net Income	$0.25		$0.20

Diluted Earnings per Share
Net Income	$0.25		$0.20

Weighted Average Shares Outstanding
Basic	27,108		26,654
Diluted	27,252		26,683

*	Refer to the GAAP to Adjusted (Non-GAAP) Reconciliation.
Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073
Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

CAMBREX CORPORATION
Statement of Profit and Loss — GAAP
For the Quarters Ended December 31, 2006 and 2005
(in thousands)

	2006		2005
		% of		% of
	Amount	Sales	Amount	Sales
Gross Sales	$124,435	100.0%	$111,193	100.0%
Commissions and Allowances	694	0.6%	(467)	-0.4%

Net Sales	123,741	99.4%	111,660	100.4%

Other Revenues	1,740	1.4%	685	0.6%

Net Revenue	125,481	100.8%	112,345	101.0%

Cost of Sales	78,548	63.1%	71,790	64.5%

Gross Profit	46,933	37.7%	40,555	36.5%

Operating Expenses
Sales and Marketing Expense	8,943	7.2%	8,634	7.8%
Research and Development Expense	5,285	4.2%	5,501	4.9%
Administrative Expense	24,438	19.7%	19,716	17.7%
Asset Impairments	—	0.0%	82,383	74.1%
Amortization	504	0.4%	519	0.5%

Total Operating Expenses	39,170	31.5%	116,753	105.0%

Operating Profit/(Loss)	7,763	6.2%	(76,198)	-68.5%

Other Expenses
Interest — Other	2,330	1.9%	2,270	2.0%
Other Expense/(Income), net	1,341	1.0%	(31)	0.0%

Total Other Expenses	3,671	2.9%	2,239	2.0%

Income/(Loss) Before Taxes	4,092	3.3%	(78,437)	-70.5%

Income Tax Provision	3,531	2.8%	19,122	17.2%

Income/(Loss) from Continuing Operations	$561	0.5%	$(97,559)	-87.7%

Loss from Discontinued Operations, Net of Tax	(25,928)	-20.9%	(24,021)	-21.6%

Net Loss	$(25,367)	-20.4%	$(121,580)	-109.3%

Basic Loss per Share
Income/(Loss) from Continuing Operations	$0.02		$(3.66)
Loss from Discontinued Operations, Net of Tax	$(0.96)		$(0.90)

Net Loss	$(0.94)		$(4.56)

Diluted Loss per Share
Income/(Loss) from Continuing Operations	$0.02		$(3.66)
Loss from Discontinued Operations, Net of Tax	$(0.95)		$(0.90)

Net Loss	$(0.93)		$(4.56)

Weighted Average Shares Outstanding
Basic	27,108		26,654
Diluted	27,252		26,654
Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073
Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

CAMBREX CORPORATION
Adjusted Statement of Profit and Loss – Non-GAAP*
For the Years Ended December 31, 2006 and 2005
(in thousands)

	2006		2005
		% of		% of
	Amount	Sales	Amount	Sales
Gross Sales	$452,255	100.0%	$414,761	100.0%
Commissions and Allowances	1,955	0.4%	2,649	0.6%

Net Sales	450,300	99.6%	412,112	99.4%

Other Revenues	5,174	1.1%	6,358	1.5%

Net Revenue	455,474	100.7%	418,470	100.9%

Cost of Sales	284,125	62.8%	256,640	61.9%

Gross Profit	171,349	37.9%	161,830	39.0%

Operating Expenses
Sales and Marketing Expense	33,435	7.4%	33,310	8.0%
Research and Development Expense	19,399	4.3%	21,407	5.2%
Administrative Expense	73,111	16.1%	63,955	15.4%
Amortization	2,159	0.5%	2,237	0.5%

Total Operating Expenses	128,104	28.3%	120,909	29.1%

Operating Profit	43,245	9.6%	40,921	9.9%

Other Expenses
Interest — Other	8,645	1.9%	9,786	2.4%
Other (Income)/Expense, net	(21)	0.0%	47	0.0%

Total Other Expenses	8,624	1.9%	9,833	2.4%

Income Before Taxes	34,621	7.7%	31,088	7.5%

Income Tax Provision	17,025	3.8%	13,340	3.2%

Net Income	$17,596	3.9%	$17,748	4.3%

Basic Earnings per Share
Net Income	$0.66		$0.67

Diluted Earnings per Share
Net Income	$0.65		$0.67

Weighted Average Shares Outstanding
Basic	26,816		26,456
Diluted	26,932		26,581

*	Refer to the GAAP to Adjusted (Non-GAAP) Reconciliation.
Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073
Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

CAMBREX CORPORATION
Statement of Profit and Loss — GAAP
For the Years Ended December 31, 2006 and 2005
(in thousands)

	2006		2005
		% of		% of
	Amount	Sales	Amount	Sales
Gross Sales	$452,255	100.0%	$414,761	100.0%
Commissions and Allowances	1,955	0.4%	2,649	0.6%

Net Sales	450,300	99.6%	412,112	99.4%

Other Revenues	5,174	1.1%	6,358	1.5%

Net Revenue	455,474	100.7%	418,470	100.9%

Cost of Sales	284,125	62.8%	258,345	62.3%

Gross Profit	171,349	37.9%	160,125	38.6%

Operating Expenses
Sales and Marketing Expense	33,435	7.4%	33,340	8.0%
Research and Development Expense	21,190	4.7%	21,469	5.2%
Administrative Expense	81,718	18.0%	67,681	16.3%
Asset Impairments	—	0.0%	82,383	19.9%
Amortization	2,159	0.5%	2,237	0.5%

Total Operating Expenses	138,502	30.6%	207,110	49.9%

Operating Profit/(Loss)	32,847	7.3%	(46,985)	-11.3%

Other Expenses
Interest — Other	13,917	3.1%	9,786	2.4%
Other Expense, Net	1,454	0.3%	47	0.0%

Total Other Expenses	15,371	3.4%	9,833	2.4%

Income/(Loss) Before Taxes	17,476	3.9%	(56,818)	-13.7%

Income Tax Provision	18,721	4.2%	26,413	6.4%

Loss from Continuing Operations	$(1,245)	-0.3%	$(83,231)	-20.1%

Loss from Discontinued Operations, Net of Tax	(28,627)	-6.3%	(27,227)	-6.5%

Loss before Cumulative Effect of a Change in Accounting Principle	(29,872)	-6.6%	(110,458)	-26.6%

Cumulative Effect of a Change in Accounting Principle	(228)	-0.1%	—	0.0%

Net Loss	$(30,100)	-6.7%	$(110,458)	-26.6%

Basic Loss per Share
Loss from Continuing Operations	$(0.05)		$(3.15)
Loss from Discontinued Operations, Net of Tax	$(1.06)		$(1.03)
Cumulative Effect of a Change in Accounting Principle	$(0.01)		$—

Net Loss	$(1.12)		$(4.18)

Diluted Loss per Share
Loss from Continuing Operations	$(0.05)		$(3.15)
Loss from Discontinued Operations, Net of Tax	$(1.06)		$(1.03)
Cumulative Effect of a Change in Accounting Principle	$(0.01)		$—

Net Loss	$(1.12)		$(4.18)

Weighted Average Shares Outstanding
Basic	26,816		26,456
Diluted	26,816		26,456
Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073
Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

CAMBREX CORPORATION
Gross Sales, Gross Profit & Operating Profit by Segment
For the Quarters Ended December 31, 2006 and 2005
(in thousands)

	Fourth Quarter 2006
	Gross	Gross		Adjusted Gross	Adjusted GP%-	Operating	OP%	Adjusted Operating	Adjusted OP%-
	Sales	Profit - GAAP	GP%	Profit - Non-GAAP*	Non-GAAP*	Profit/(loss) - GAAP	GAAP	Profit/(loss) - Non-GAAP*	Non-GAAP*
Bioproducts	$41,378	$20,859	50.4%	$20,859	50.4%	$5,919	14.3%	$6,046	14.6%
Biopharma	17,048	4,019	23.6%	4,019	23.6%	1,720	10.1%	1,720	10.1%
Human Health	66,009	22,055	33.4%	22,055	33.4%	12,899	19.5%	12,899	19.5%
Corporate	—	—		—		(12,775)		(8,259)

Total	$124,435	$46,933	37.7%	$46,933	37.7%	$7,763	6.2%	$12,406	10.0%

	Fourth Quarter 2005
	Gross	Gross		Adjusted Gross	Adjusted GP%-	Operating	OP%	Adjusted Operating	Adjusted OP%-
	Sales	Profit - GAAP	GP%	Profit - Non-GAAP*	Non-GAAP*	Profit/(loss) - GAAP	GAAP	Profit/(loss) - Non-GAAP*	Non-GAAP*
Bioproducts	$35,860	$17,956	50.1%	$18,135	50.6%	$5,235	14.6%	$5,520	15.4%
Biopharma	13,951	989	7.1%	1,150	8.2%	(84,700)	-607.1%	(2,140)	-15.3%
Human Health	61,382	21,610	35.2%	21,698	35.3%	12,427	20.2%	12,554	20.5%
Corporate	—	—		—		(9,160)		(5,526)

Total	$111,193	$40,555	36.5%	$40,983	36.9%	$(76,198)	-68.5%	$10,408	9.4%

	Gross Sales Comparison
	4Q06	4Q05
	Gross	Gross	Change	Change
	Sales	Sales	$	%

Bioproducts	$41,378	$35,860	$5,518	15.4%
Biopharma	17,048	13,951	3,097	22.2%
Human Health	66,009	61,382	4,627	7.5%

Total	$124,435	$111,193	$13,242	11.9%

*	Refer to the GAAP to Adjusted (Non-GAAP) Reconciliation.
Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ
07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

CAMBREX CORPORATION
Gross Sales, Gross Profit & Operating Profit by Segment
For the Years Ended December 31, 2006 and 2005
(in thousands)

	Twelve Months 2006
	Gross	Gross		Adjusted Gross	Adjusted GP%-	Operating	OP%	Adjusted Operating	Adjusted OP%-
	Sales	Profit - GAAP	GP%	Profit - Non-GAAP*	Non-GAAP*	Profit/(loss) - GAAP	GAAP	Profit/(loss) - Non-GAAP*	Non-GAAP*
Bioproducts	$163,119	$84,350	51.7%	$84,350	51.7%	$27,196	16.7%	$28,987	17.8%
Biopharma	52,477	3,236	6.2%	3,236	6.2%	(6,062)	-11.6%	(6,062)	-11.6%
Human Health	236,659	83,763	35.4%	83,763	35.4%	49,157	20.8%	49,157	20.8%
Corporate	—	—		—		(37,444)		(28,837)

Total	$452,255	$171,349	37.9%	$171,349	37.9%	$32,847	7.3%	$43,245	9.6%

	Twelve Months 2005
	Gross	Gross		Adjusted Gross	Adjusted GP%-	Operating	OP%	Adjusted Operating	Adjusted OP%-
	Sales	Profit - GAAP	GP%	Profit - Non-GAAP*	Non-GAAP*	Profit/(loss) - GAAP	GAAP	Profit/(loss) - Non-GAAP*	Non-GAAP*
Bioproducts	$149,498	$77,908	52.1%	$78,619	52.6%	$25,670	17.2%	$26,800	17.9%
Biopharma	41,698	(3,811)	-9.1%	(3,160)	-7.6%	(97,245)	-233.2%	(14,148)	-33.9%
Human Health	223,565	86,028	38.5%	86,371	38.6%	50,512	22.6%	51,010	22.8%
Corporate	—	—		—		(25,922)		(22,741)

Total	$414,761	$160,125	38.6%	$161,830	39.0%	$(46,985)	-11.3%	$40,921	9.9%

	Gross Sales Comparison
	2006	2005
	Gross	Gross	Change	Change
	Sales	Sales	$	%

Bioproducts	$163,119	$149,498	$13,621	9.1%
Biopharma	52,477	41,698	10,779	25.9%
Human Health	236,659	223,565	13,094	5.9%

Total	$452,255	$414,761	$37,494	9.0%

*	Refer to the GAAP to Adjusted (Non-GAAP) Reconciliation.
Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ
07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

CAMBREX CORPORATION
GAAP to Adjusted (Non-GAAP) Reconciliation — Net Income
For the Quarters and Twelve Months Ended December 31, 2006 and 2005

	Fourth Quarter 2006		Fourth Quarter 2005
	Net Income	Diluted EPS	Net Income	Diluted EPS
Income/(loss) from continuing operations	$561	$0.02	$(97,559)	$(3.66)
Evaluation of strategic alternatives (recorded in Admin. Expense)	4,516	0.17	—	—
Cutanogen related costs (R&D Expense)	127	0.00	—	—
Write-down of investment in equity securities (Other Expense)	1,475	0.05
Executive severance (Admin. Expense)	—	—	4,223	0.16
Increase in tax valuation allowance and related items (Tax Provision)	—	—	16,402	0.61
Asset impairments	—	—	82,383	$3.09

Adjusted Net Income — Non-GAAP	$6,679	$0.25	$5,449	$0.20

	Twelve Months 2006		Twelve Months 2005
	Net Income	Diluted EPS	Net Income	Diluted EPS
Loss from continuing operations	$(1,245)	$(0.05)	$(83,231)	$(3.15)
Evaluation of strategic alternatives (Admin. Expense)	8,607	0.32	—	—
Cutanogen milestone and related costs (R&D Expense)	1,791	0.07	—	—
Senior note prepayment expenses (Interest Expense)	5,272	0.20	—	—
Write-down of investment in equity securities (Other Expense)	1,475	0.05
Increase in tax valuation allowance and related items (Tax Provision)	1,696	0.06	16,402	0.62
Executive severance (Admin. Expense)	—	—	4,223	0.16
Asset impairments	—	—	82,383	3.10
Increase in environmental reserve (Admin. Expense)	—	—	1,300	0.05
Benefit from Swedish tax item (Tax Provision)	—	—	(3,329)	(0.13)

Adjusted Net Income — Non-GAAP	$17,596	$0.65	$17,748	$0.67

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ
07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

CAMBREX CORPORATION
GAAP to Adjusted (Non-GAAP) Reconciliation — Operating Profit by Segment
For the Quarters and Twelve Months Ended December 31, 2006 and 2005

	Fourth Quarter 2006
	Bioproducts	Biopharma	Human Health	Corporate	Total

Operating Profit — As Reported	$5,919	$1,720	$12,899	$(12,775)	$7,763
Evaluation of strategic alternatives	—	—	—	4,516	4,516
Cutanogen related costs	127	—	—	—	127

Adjusted Operating Profit — Non-GAAP	$6,046	$1,720	$12,899	$(8,259)	$12,406

	Fourth Quarter 2005
	Bioproducts	Biopharma	Human Health	Corporate	Total

Operating Profit — As Reported	$5,235	$(84,700)	$12,427	$(9,160)	$(76,198)
Asset impairments	—	82,383	—	—	82,383
Executive severance	—	—	—	4,223	4,223
Change in allocation methodology	285	177	127	(589)	—

Adjusted Operating Profit — Non-GAAP	$5,520	$(2,140)	$12,554	$(5,526)	$10,408

	Twelve Months 2006
	Bioproducts	Biopharma	Human Health	Corporate	Total

Operating Profit — As Reported	$27,196	$(6,062)	$49,157	$(37,444)	$32,847
Evaluation of strategic alternatives	—	—	—	8,607	8,607
Cutanogen milestone and related costs	1,791	—	—	—	1,791

Adjusted Operating Profit — Non-GAAP	$28,987	$(6,062)	$49,157	$(28,837)	$43,245

	Twelve Months 2005
	Bioproducts	Biopharma	Human Health	Corporate	Total

Operating Profit — As Reported	$25,670	$(97,245)	$50,512	$(25,922)	$(46,985)
Asset impairments	—	82,383	—	—	82,383
Executive severance	—	—	—	4,223	4,223
Increase in environmental reserve	—	—	—	1,300	1,300
Change in allocation methodology	1,130	714	498	(2,342)	—

Adjusted Operating Profit — Non-GAAP	$26,800	$(14,148)	$51,010	$(22,741)	$40,921

Note: The change in allocation methodology reflects certain medical benefit expenses in the fourth quarter and twelve months 2006 GAAP and 2005 Non-GAAP results that were reclassified from operating segments to Corporate Administrative Expense to better reflect costs reported in the operating segments.
Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ
07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

CAMBREX CORPORATION
GAAP to Adjusted (Non-GAAP) Reconciliation — Operating Expenses
For the Quarters and Twelve Months Ended December 31, 2006 and 2005

	Fourth Quarter
	2006	2005
Operating Expenses — GAAP	$39,170	$116,753
Evaluation of strategic alternatives	(4,516)	—
Cutanogen related costs	(127)	—
Asset impairments	—	(82,383)
Executive severance	—	(4,223)
Change in allocation methodology	—	428

Adjusted Operating Expenses — Non-GAAP	$34,527	$30,575

	Twelve Months
	2006	2005
Operating Expenses — GAAP	$138,502	$207,110
Evaluation of strategic alternatives	(8,607)	—
Cutanogen milestone and related costs	(1,791)	—
Asset impairments	—	(82,383)
Executive severance	—	(4,223)
Increase in environmental reserve	—	(1,300)
Change in allocation methodology	—	1,705

Adjusted Operating Expenses — Non-GAAP	$128,104	$120,909

Note: The change in allocation methodology reflects certain medical benefit expenses in fourth quarter and twelve months 2006 GAAP and 2005 Non-GAAP results that were reclassified from operating segments to Corporate Administrative Expense to better reflect costs reported in the operating segments.
Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ
07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

CAMBREX CORPORATION
GAAP to Adjusted (Non-GAAP) Reconciliation — Administrative Expense
For the Quarters and Twelve Months Ended December 31, 2006 and 2005

	Fourth Quarter
	2006	2005
Administrative Expense — GAAP	$24,438	$19,716
Evaluation of strategic alternatives	(4,516)	—
Executive severance	—	(4,223)
Change in allocation methodology	—	451

Adjusted Administrative Expense — Non-GAAP	$19,922	$15,944

	Twelve Months
	2006	2005
Administrative Expense — GAAP	$81,718	$67,681
Evaluation of strategic alternatives	(8,607)	—
Executive severance	—	(4,223)
Increase in environmental reserve	—	(1,300)
Change in allocation methodology	—	1,797

Adjusted Administrative Expense — Non-GAAP	$73,111	$63,955

Note: The change in allocation methodology reflects certain medical benefit expenses in fourth quarter and twelve months 2006 GAAP and 2005 Non-GAAP results that were reclassified from operating segments to Corporate Administrative Expense to better reflect costs reported in the operating segments.
Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ
07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

CAMBREX CORPORATION
Consolidated Balance Sheet
As of December 31, 2006 and 2005
(in thousands)

	December 31,	December 31,
	2006	2005
Assets

Cash and Cash Equivalents	$33,746	$45,342
Trade Receivables, net	74,012	69,283
Inventories, net	94,601	81,080
Assets of Discontinued Operations — Short Term	—	18,913
Other Current Assets	22,391	14,908

Total Current Assets	224,750	229,526

Property, Plant and Equipment, Net	227,024	201,784
Goodwill and Other Intangibles	148,209	145,603
Assets of Discontinued Operations — Long Term	—	29,574
Other Non-Current Assets	6,393	5,985

Total Assets	$606,376	$612,472

Liabilities and Stockholders’ Equity

Trade Accounts Payable	$42,246	$33,720
Accrued Expenses and Other Current Liabilities	64,888	50,368
Liabilities of Discontinued Operations — Short Term	—	6,231

Total Current Liabilities	107,134	90,319

Long-term Debt	162,371	186,819
Deferred Tax Liabilities	30,219	26,976
Liabilities of Discontinued Operations — Long Term	—	7,921
Other Non-Current Liabilities	60,006	57,186

Total Liabilities	$359,730	$369,221

Stockholders’ Equity	$246,646	$243,251

Total Liabilities and Stockholders’ Equity	$606,376	$612,472

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ
07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com